Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Entergy Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Equity	Common Stock, par value $.01 per share	457(o)	—	—	$1,500,000,000	0.00015310	$229,650.00

Fees Previously Paid	2	Equity	Common Stock, par value $.01 per share	457(o)	—	—	$390,198,698		$57,593.33

Carry Forward Securities

Carry Forward Securities

		Total Offering Amount					$1,890,198,698		$287,243.33

		Total Fees Previously Paid							$57,593.33

		Total Fee Offsets							$0.00

		Net Fee Due							$229,650.00
Offering Notes

1
The prospectus supplement to which this Exhibit is attached (the “
Current Prospectus Supplement
”) is a final prospectus for the related offering. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “
Securities Act
”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, its Registration Statement on Form
S-3
(File
No. 333-266624)
which was filed on August 8, 2022 (the “
Current Registration Statement
”). An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $1,890,198,698 are being offered under the Current Prospectus Supplement as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being offered under the Current Prospectus Supplement include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered under the Current Prospectus Supplement as a result of stock splits, stock dividends or similar transactions.

2
The registrant previously filed a prospectus supplement on May 6, 2024 (the “
Prior Prospectus Supplement
”), and paid a filing fee of $145,691.10 in connection therewith, calculated in accordance with Rules 457(o) and 457(p) of the Securities Act. The maximum aggregate offering price as contemplated by the Prior Prospectus Supplement was $1,361,336,918. As of the date hereof, shares of common stock having an aggregate offering price of up to $390,198,698 remain available for offer and sale pursuant to the Prior Prospectus Supplement and the accompanying prospectus. The unused registration fee of $57,593.33 with respect to such remaining available shares of common stock will continue to apply to such unsold securities.